Exhibit 99.1

       Gladstone Investment Corporation Reports Financial Results for the
                    Second Quarter Ended September 30, 2007

     -- Net Investment Income for the quarter ended September 30, 2007 was $3.0 million, or $0.18 per common share

     -- Net Investment Income for the six months ended September 30, 2007 was $5.9 million, or $0.35 per common share

     MCLEAN, Va.--(BUSINESS WIRE)--Oct. 31, 2007--Gladstone Investment Corp. (NASDAQ:GAIN) (the "Company") today announced earnings for the second quarter ended September 30, 2007. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.

     Net Investment Income for the quarter ended September 30, 2007 was $2,994,538, or $0.18 per share, as compared to $2,883,886, or $0.17 per share, for the quarter ended September 30, 2006. Net Investment Income for the six months ended September 30, 2007 was $5,883,082, or $0.35 per share, as compared to $5,465,050, or $0.33 per share, for the six months ended September 30, 2006.

     Net Decrease in Net Assets Resulting from Operations for the quarter ended September 30, 2007 was $4,367,075, or $0.26 per share, as compared to Net Increase in Net Assets Resulting from Operations of $2,848,044, or $0.17 per share, for the quarter ended September 30, 2006. The Company recognized a Net Decrease in Net Assets Resulting from Operations for the three months ended September 30, 2007 primarily as a result of unrealized depreciation on its investments during the quarter. During the three months ended September 30, 2007, the Company's loan and investment portfolio was depreciated by approximately $7.4 million, representing a 2.3% decline in the valuation of the Company's portfolio value from the June 30, 2007 value. The Company believes that the depreciation was primarily a result of the recent volatility of the financial markets, as most of the decline in the valuation of the portfolio consisted of depreciation of the value of the syndicated loans held by the Company.

     Net Increase in Net Assets Resulting from Operations for the six months ended September 30, 2007 was $3,903,391, or $0.24 per share, as compared to $4,125,092, or $0.25 per share, for the six months ended September 30, 2006.

     Total assets were $366,833,014 at September 30, 2007 as compared to $323,590,215 at March 31, 2007. Net asset value was $13.24 per actual common share outstanding at September 30, 2007, as compared to $13.46 per actual common share outstanding at March 31, 2007.

     The annualized weighted average yield on the Company's portfolio of investments, excluding cash and cash equivalents, was 9.08% for the three months ended September 30, 2007 compared to 8.72% for the three months ended September 30, 2006. The annualized weighted average yield on the Company's portfolio for the six months ended September 30, 2007 was 9.12% compared to 8.44% for the six months ended September 30, 2006.

     During the second quarter ended September 30, 2007, the Company recorded the following activity:

     -- Acquired interests in seven new syndicated loans for approximately $26.3 million;

     -- Acquired interests in five existing syndicated loan participations for approximately $8.8 million; and

     -- Received $10.8 million in the full repayment of one syndicated loan participation.

     At September 30, 2007, the Company held 53 Non-Control/Non-Affiliate investments, 5 Control investments and 1 Affiliate investment, totaling an aggregate cost basis of approximately $344 million and a fair value of approximately $338 million.


                  Condensed Schedule of Investments
                          September 30, 2007
Investment Type                                 Cost       Fair Value
----------------------------------------------------------------------
Total Non-control/Non-Affiliate Investments $209,086,763  $200,851,289
Total Control Investments                    116,604,804   118,772,882
Total Affiliate Investments                   18,327,058    18,793,931
                                            --------------------------
Total Investments                           $344,018,625  $338,418,102
                                            ==========================


     "Since the inception of our fund in September 2005, we have invested over $495 million, resulting in the full investment of our IPO proceeds as well as borrowings under our $200 million credit facility. We continue to add proprietary investments to our portfolio using leverage, thereby increasing returns to stockholders. We continue to see good opportunities for our company and expect to close more investments as the year progresses," said Chip Stelljes, President and Chief Investment Officer.

     Subsequent to September 30, 2007, the Company:

     -- Invested approximately $17.1 million in senior and subordinated debt, redeemable preferred stock and warrants to purchase common stock of Danco Machine DPMS, Inc.;

     -- Invested approximately $20.4 million in senior debt, subordinated debt, redeemable preferred stock and common stock of Cavert Wire Company, Inc.;

     -- Received $9.8 million in the full repayment of two syndicated loan participations;

     -- Received $9.9 million in the sale of two loan participations, recognizing a net loss of approximately $0.1 million on the transactions;

     -- Declared monthly cash dividends of $0.08 per common share for each of the months of October, November and December of 2007; and

     -- Renewed its $200 million credit facility with Deutsche Bank, A.G. through October 16, 2008.

     The Company will hold a conference call on Thursday, November 1, 2007 at 8:30 am ET to discuss fiscal second quarter earnings. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

     A replay of the conference call will be available through December 1, 2007. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 258982. The replay will be available approximately two hours after the call concludes.

     The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The online replay will follow shortly after the call and will be available for replay on the Company's website.

     Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Additional information can be found at http://www.GladstoneInvestment.com.

     For further information, contact Kerry Finnegan at 703-287-5893.

     This press release may include statements that may constitute "forward-looking statements," including statements with regard to the future performance of the Company. Words such as "should," "believes," "feel," "expects," "projects," "strive," "goals," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on October 31, 2007. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                   GLADSTONE INVESTMENT CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

                                 Three months ended Three months ended
                                 September 30, 2007 September 30, 2006
                                 ------------------ ------------------

INVESTMENT INCOME
    Interest income
    Non-Control/Non-Affiliate
     investments                 $       4,079,994  $       2,387,375
    Control investments                  2,612,412          1,256,303
    Affiliate investments                  374,887                  -
    Cash and cash equivalents               60,419            569,580
                                 ------------------ ------------------
    Total interest income                7,127,712          4,213,258
  Other income                              28,457                670
                                 ------------------ ------------------
      Total investment income            7,156,169          4,213,928
                                 ------------------ ------------------

EXPENSES
  Base management fee                      452,630            861,893
  Loan servicing fee                     1,259,651                  -
  Administration fee                       227,767            124,861
  Interest expense                       2,023,075                  -
  Amortization of deferred
   finance costs                           216,363                  -
  Stockholder related costs                157,340             65,100
  Professional fees                        110,255             88,040
  Insurance expense                         73,129             67,626
  Directors fees                            67,472             56,250
  Taxes and licenses                        41,325             41,337
  General and administrative
   expenses                                 35,343             24,935
                                 ------------------ ------------------
      Expenses before credit
       from Adviser                      4,664,350          1,330,042
                                 ------------------ ------------------
  Credits to base management fee          (502,719)                 -
                                 ------------------ ------------------
      Total expenses net of
       credit to base management
       fee                               4,161,631          1,330,042
                                 ------------------ ------------------
NET INVESTMENT INCOME                    2,994,538          2,883,886
                                 ------------------ ------------------

REALIZED AND UNREALIZED GAIN
 (LOSS) ON INVESTMENTS
  Realized loss on sale of Non-
   Control/Non-Affiliate
   investments                              (3,431)            (1,934)
  Net unrealized (depreciation)
   appreciation of Non-
   Control/Non-Affiliate
   investments                          (7,307,700)             2,927
  Net unrealized appreciation
   (depreciation) of Control
   Investments                             180,090            (36,835)
  Net unrealized depreciation of
   Affiliate Investments                  (230,572)                 -
                                 ------------------ ------------------
      Net loss on investments           (7,361,613)           (35,842)
                                 ------------------ ------------------


NET (DECREASE) INCREASE IN NET
 ASSETS RESULTING FROM
 OPERATIONS                      $      (4,367,075) $       2,848,044
                                 ================== ==================

NET (DECREASE) INCREASE IN NET
 ASSETS RESULTING FROM
 OPERATIONS PER COMMON SHARE:
  Basic and Diluted              $           (0.26) $            0.17
                                 ================== ==================

SHARES OF COMMON STOCK
 OUTSTANDING:
  Basic and diluted weighted
   average shares                       16,560,100         16,560,100


                   GLADSTONE INVESTMENT CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

                                  Six months ended   Six months ended
                                 September 30, 2007 September 30, 2006
                                 ------------------ ------------------

INVESTMENT INCOME
  Interest income
    Non-Control/Non-Affiliate
     investments                 $       7,328,549  $       4,351,855
    Control investments                  5,177,404          2,446,605
    Affiliate investments                  801,450                  -
      Cash and cash equivalents            114,111          1,277,920
                                 ------------------ ------------------
      Total interest income             13,421,514          8,076,380
  Other income                              34,584                986
                                 ------------------ ------------------
      Total investment income           13,456,098          8,077,366
                                 ------------------ ------------------

EXPENSES
  Base management fee                      812,319          1,663,202
  Loan servicing fee                     2,454,069                  -
  Administration fee                       435,581            240,250
  Interest expense                       3,437,337                  -
  Amortization of deferred
   finance costs                           426,203                  -
  Professional fees                        265,921            167,788
  Stockholder related costs                195,229            158,866
  Insurance expense                        136,070            140,237
  Directors fees                           122,272             99,500
  Taxes and licenses                        83,132             98,444
  General and administrative
   expenses                                 91,477             44,029
                                 ------------------ ------------------
      Expenses before credit
       from Adviser                      8,459,610          2,612,316
                                 ------------------ ------------------
  Credits to base management fee          (886,594)                 -
                                 ------------------ ------------------
      Total expenses net of
       credit to base management
       fee                               7,573,016          2,612,316
                                 ------------------ ------------------
NET INVESTMENT INCOME                    5,883,082          5,465,050
                                 ------------------ ------------------

REALIZED AND UNREALIZED GAIN
 (LOSS) ON INVESTMENTS
  Realized (loss) gain on sale
   of Non-Control/Non-Affiliate
   investments                             (51,678)             1,339
  Net unrealized depreciation of
   Non-Control/Non-Affiliate
   investments                          (7,836,345)        (1,136,784)
  Net unrealized appreciation
   (depreciation) of Control
   Investments                           5,453,959           (204,513)
  Net unrealized appreciation of
   Affiliate Investments                   454,373                  -
                                 ------------------ ------------------
      Net loss on investments           (1,979,691)        (1,339,958)
                                 ------------------ ------------------


NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS       $       3,903,391  $       4,125,092
                                 ================== ==================

NET INCREASE IN NET ASSETS
 RESULTING FROM OPERATIONS PER
 COMMON SHARE:
  Basic and Diluted              $            0.24  $            0.25
                                 ================== ==================

SHARES OF COMMON STOCK
 OUTSTANDING:
  Basic and diluted weighted
   average shares                       16,560,100         16,560,100


                    GLADSTONE INVESTMENT CORPORATION
          CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                             (UNAUDITED)

                                           September 30,   March 31,
                                               2007          2007
                                           ------------- -------------

ASSETS
Non-Control/Non-Affiliate investments
 (Cost 9/30/07:$209,086,763;
 3/31/07:$138,567,741)                     $200,851,289  $138,168,612
Control investments (Cost 9/30/07:
 $116,604,804; 3/31/07: $116,302,372)       118,772,882   113,016,491
Affiliate investments (Cost 9/30/07:
 $18,327,058; 3/31/07: $19,750,000)          18,793,931    19,762,500
                                           ------------- -------------
Total investments at fair value (Cost
 9/30/07: $344,018,625; 3/31/07:
 $274,620,113)                              338,418,102   270,947,603
Cash and cash equivalents                    23,189,457    37,788,941
Interest receivable                           2,001,035     1,306,090
Prepaid insurance                               164,724        83,819
Deferred finance costs                          224,042       627,960
Due from Custodian                            2,436,682    12,694,985
Due from Adviser                                      -        20,383
Other assets                                    398,972       120,434
                                           ------------- -------------
TOTAL ASSETS                               $366,833,014  $323,590,215
                                           ============= =============


LIABILITIES
Due to Administrator                       $    227,767  $    162,244
Due to Adviser                                  227,687             -
Borrowings under line of credit             146,050,000   100,000,000
Accrued expenses                              1,019,264       523,698
Other liabilities                                69,949        85,764
                                           ------------- -------------
Total Liabilities                           147,594,667   100,771,706
                                           ------------- -------------
NET ASSETS                                 $219,238,347  $222,818,509
                                           ============= =============

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value,
 100,000,000 shares authorized and
 16,560,100 shares issued and outstanding  $     16,560  $     16,560
Capital in excess of par value              230,065,064   230,096,572
Net unrealized depreciation of investment
 portfolio                                   (5,600,523)   (3,672,510)
Distributions in excess of net investment
 income                                      (5,242,754)   (3,622,113)
                                           ------------- -------------
Total Net Assets                           $219,238,347  $222,818,509
                                           ============= =============
Net assets per share                       $      13.24  $      13.46
                                           ============= =============


                   GLADSTONE INVESTMENT CORPORATION
                         FINANCIAL HIGHLIGHTS
                             (UNAUDITED)

                                 Three months ended Three months ended
                                 September 30, 2007 September 30, 2006
                                 ------------------ ------------------
Per Share Data (1)
--------------------------------
Balance at beginning of period   $           13.73  $           13.75

Income from investment
 operations:
  Net investment income (2)                   0.18               0.17
  Realized loss on sale of
   investments (2)                               -                  -
  Net unrealized depreciation of
   investments (2)                           (0.44)                 -
                                 ------------------ ------------------
Total from investment operations             (0.26)              0.17
                                 ------------------ ------------------
  Distributions                              (0.23)             (0.21)
                                 ------------------ ------------------
Net asset value at end of period $           13.24  $           13.71
                                 ================== ==================

Per share market value at
 beginning of period             $           14.21  $           14.82
Per share market value at end of
 period                                      12.84              14.60
Total Return (3)                             -8.04%             -0.04%
Shares outstanding at end of
 period                                 16,560,100         16,560,100

Ratios/Supplemental Data
--------------------------------
Net assets at end of period      $     219,238,347  $     226,978,416
Average net assets (4)           $     223,254,321  $     226,140,157
Ratio of expenses to average net
 assets (5) (6)                               8.36%              2.35%
Ratio of net expenses to average
 net assets (5) (7)                           7.46%              2.35%
Ratio of net investment income
 to average net assets (5)                    5.37%              5.10%


     (1) Based on actual shares outstanding at the end of the corresponding period.

     (2) Based on weighted average basic per share data.

     (3) Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan. Total return does not take into account dividends that may be characterized as a return of capital.

     (4) Calculated using the average of the ending monthly net assets for the respective periods.

     (5) Amounts are annualized.

     (6) Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.

     (7) Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.


                   GLADSTONE INVESTMENT CORPORATION
                         FINANCIAL HIGHLIGHTS
                             (UNAUDITED)

                                     Six months ended Six months ended
                                      September 30,    September 30,
                                           2007             2006
                                     ---------------- ----------------
Per Share Data (1)
------------------------------------
Balance at beginning of period       $         13.46  $         13.88

Income from investment operations:
Net investment income (2)                       0.35             0.33
Realized (loss) gain on sale of
 investments (2)                                   -                -
Net unrealized depreciation of
 investments (2)                               (0.12)           (0.08)
                                     ---------------- ----------------
Total from investment operations                0.23             0.25
                                     ---------------- ----------------
Distributions                                  (0.45)           (0.42)
                                     ---------------- ----------------
Net asset value at end of period     $         13.24  $         13.71
                                     ================ ================

Per share market value at beginning
 of period                           $         14.87  $         14.90
Per share market value at end of
 period                                        12.84            14.60
Total Return (3)                              -10.73%            0.87%
Shares outstanding at end of period       16,560,100       16,560,100

Ratios/Supplemental Data
------------------------------------
Net assets at end of period          $   219,238,347  $   226,978,416
Average net assets (4)               $   223,091,437  $   226,929,612
Ratio of expenses to average net
 assets (5) (6)                                 7.58%            2.30%
Ratio of net expenses to average net
 assets (5) (7)                                 6.79%            2.30%
Ratio of net investment income to
 average net assets (5)                         5.27%            4.82%


     (1) Based on actual shares outstanding at the end of the corresponding period.

     (2) Based on weighted average basic per share data.

     (3) Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan. Total return does not take into account dividends that may be characterized as a return of capital.

     (4) Calculated using the average of the ending monthly net assets for the respective periods.

     (5) Amounts are annualized.

     (6) Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.

     (7) Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.


    CONTACT: Gladstone Investment Corp.
             Kerry Finnegan, 703-287-5893